
OmniUI_Prototype2
Games
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Game Input
Omni Milestones
Totals
Distance
9 miles
Time
4 hrs 30 mins
Calories
5000 cal
1/5 3/5 4/5 5/5
50% Complete
TraVR
Distance
1.5 miles
Time
45 mins
Calories
500 cal
1/5 3/5 4/5 5/5
50% Complete
Skyrim
Distance
1.5 miles
Time
45 mins
Calories
500 cal
1/5 3/5 4/5 5/5
50% Complete
Minecraft
Distance
1.5 miles
Time
45 mins
Calories
500 cal
1/5 3/5 4/5 5/5
50% Complete
Pod 1
Pod 2
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